Exhibit 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) dated and effective March 12, 2012 (the “Effective Date”), is made and entered into between Mamma’s Best, LLC, a Delaware limited liability company (the “Company), and __________ (“Employee”).

RECITALS

WHEREAS, Versant International, Inc. (“Purchaser”) desires to acquire the Company pursuant to that certain Share Exchange Agreement of even date herewith by and among Purchaser, the Company and the holders of all of the membership interests of the Company (the “Share Exchange Agreement”);

WHEREAS, Purchaser and Employee desire that Employee enter into this Agreement and the Company desires to receive from Employee certain covenants and agreements as a condition to the Company’s employment of Employee;

WHEREAS, the Company and Employee desire to set forth in writing the terms and conditions of their agreement and understandings with respect to the employment of Employee; and

WHEREAS, this Agreement cancels, replaces and supercedes any and all prior understandings or agreements regarding Employee’s employment with, or services performed for, the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.  The Company agrees to employ Employee and Employee accepts such employment for the period beginning on the Effective Date and ending on the date set forth in Section 2, unless this Agreement is earlier terminated as set forth in Section 4 hereof (the “Employment Period”).

(a) Position and Duties of Employee During the Employment Period.  During the Employment Period, Employee shall serve as _________ of Mamma’s Best, LLC, reporting to the Chief Executive Officer of Versant International, Inc., the managing member of the Company, or his or her designee (“Senior Officer”).  Employee shall have the normal duties and authority as are customarily exercised by Employees in similar positions in similar businesses in the United States and otherwise as may be delegated to her from time to time by the Senior Officer, and will faithfully and prudently perform her duties as such.  Employee shall comply with the policies and procedures adopted by the Company from time to time.

(b) Performance.  During the Employment Period, Employee shall devote on a full-time basis all necessary time, energy, knowledge, skill and best efforts to the performance of her duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company, and shall perform such duties diligently and to the best of her ability and shall not be engaged in any other business activity that might interfere with her duties hereunder.

(c) Place of Work. During the Employment Period, Employee shall primarily perform services under this Agreement at such place or places, as the Company shall in good faith require.  However, Employee understands that she may be required to travel in connection with the performance of her duties.

2. Employment Term.  The term of this Agreement shall begin as of the Effective Date and end of the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 4.  Upon mutual agreement of the Employee and the Purchaser, the parties may enter into a two-year extension renewal of this Agreement at the end of the initial term hereof.

3. Compensation for Employment.

(a) Performance Based Bonuses.  The Employee shall be eligible to receive bonsues based on the achievement of profitability and other performance-based metrics as may be determined from time to time.  Purchaser’s Board of Directors shall review such metrics, and Employee’s performance relative to corproate objectives, and make bonus determinations at least annually.

(b) Vacations.  During each calendar year during the Employment Period, Employee shall be entitled to such amount of vacantion as may be afforded by the Company’s policies then in effect.  Such vacation shall be taken at times consistent with the effective discharge of Employee’s duties and the reasonable business needs of the Company, and in accordance with the Company’s policy then in effect.

(c) Other Benefits.  Employee is entitled to participate during the Employment Period in any other benefits that are generally made available, from time to time, to employees of the Company, subject to the terms of any applicable plan documents and applicable Company policies, as such plans and policies may be modified, amended, terminated, or replaced from time to time.

4. Termination.

(a) Termination for Default.  Should either party hereto default in the performance of this Agreement, the non-breaching party, at its own option, may after expiration of the applicable notice period specified below, terminate this Agreement by giving written notification to the breaching party.  For purposes of this Section, default in the performance of this Agreement shall include, but not be limited to the following:

(i)
substantial failure, refusal or neglect to render services hereunder after fifteen (15) days' written notice, including any intentional material nonperformance of the duties that Employee is required to perform under the terms of this Agreement and any intentional material breach by Employee of any provision of this Agreement, as determined by the Board in its reasonable and good faith judgment; or

(ii)	failure to perform or observe any other material provision of this Agreement, which failure is not cured within thirty (30) days after receiving written notice of the default.

(b) Notice.  Subject to the specific provisions in this Section 4, the parties agree to provide written notice of termination of Employee’s employment to the other party at least 30 days prior to the actual termination date, and agree that such termination shall be effective at the end of the thirty-day notice period unless the parties agree otherwise.

(c) Upon termination of this Agreement,

(i)
Neither the Company and its affiliates nor Employee shall be liable for lost profits or for incidential, consequential or punitive damages resulting from a breach, or the termination of this Agreement.

(ii)
Employee shall return to the Company all information and material relating to any product, customer or account of the Company in the possession of Employee, including, without limitation, all Confidential Information (as defined below), product literature, recipes, advertising, promotional sales aids and other materials supplied to Employee by the Company.

5. Confidentiality.

(a) Confidential Information.  During the Employment Period, the Company shall give Employee Confidential Information to which Employee has not had access to or knowledge of before the execution of this Agreement.  For purposes of this Agreement, “Confidential Information” means this Agreement, all trade secrets and all other confidential and/or proprietary information regarding “know-how,” consultant contracts, customer lists, subscription lists, sales data, supply sources, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, formulas, recipes, methods of manufacture, technical processes, designs and design projects, inventions and discoveries, whether or not domestic or foreign patent application have been filed therefore, research projects, experiments, investigations, searches, other confidential documents, whether or not so labeled, and other business affairs of the Company or any affiliate learned by Employee at any time during her employment, and shall not disclose them to anyone outside of the Company, either during or after employment by the Company, except as required in the course of performing her duties hereunder.  All memoranda, notes, lists, records, and any other documents (and all copies thereof), whether or not labeled “confidential,” made or compiled by Employee or made available to Employee concerning the Company or any of its affiliates shall be the Company’s property.

(b) Non-Disclosure.  In exchange for the Company’s promises hereunder, during her employment with the Company under this Agreement and at all times thereafter, Employee shall keep secret, and shall not use for any purpose, or disclose to anyone else, or publish, any Confidential Information, except as:  (i) required in the ordinary course of the Company’s business or Employee’s work for the Company; (ii) required by law; or (iii) directed and authorized in writing by the Company.

(c) Return of the Company Property.  At the conclusion of Employee’s employment with the Company, for any reason, or at such earlier times as the Company may request, Employee shall immediately return and deliver to the Company all Confidential Information in Employee’s possession, and any and all computers, hard-drives, papers, books, records, documents, memoranda, manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof, laptops, pagers, personal digital assistants, corporate credit cards, keys, and/or access cards, and any other property belonging to the Company or any affiliate, containing Confidential Information, or relating to the Company or any affiliate’s business, which are in Employee’s possession, whether prepared by Employee or others.  If at any time after termination of Employee’s employment with the Company, for any reason, Employee determines that Employee has any Confidential Information in Employee’s possession or control, Employee shall immediately return to the Company all such Confidential Information in Employee’s possession or control, including all copies and portions thereof.

6. Restrictive Covenants.  The parties hereby acknowledge, and the Employee hereby agrees to abide by, the restrictive covenants set forth in the Share Exchange Agreement.

7. Corporate Opportunities.  All business opportunities related to the business of the Company that are presented to Employee shall be immediately presented to or derived by the Company for its decision whether to accept or reject such opportunity, in its sole discretion.

8. Severability.  Should a court determine that any paragraph or sentence, or any portion of a paragraph or sentence of this Agreement, is invalid, unenforceable, or void, this determination shall not have the effect of invalidating or validating the remainder of the paragraph, sentence or any other provision of this Agreement.  Further, the court should construe this Agreement by limiting and reducing it only to the extent necessary to be enforceable under then applicable law.

9. Breach of Agreement.  The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney’s fees and court costs, in addition to any other recoveries allowed by law.

10. Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  The Company may assign this Agreement to any individual, business, firm, company, partnership, joint venture, organization or other entity who or which may acquire substantially all of the Company’s assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined.  This Agreement is personal to Employee and may not be assigned or delegated by him, and any such purported assignment or delegation shall be null and void.

11. No Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition but the obligations of either party with respect thereto shall continue in full force and effect.

12. Notices. Any notice given hereunder shall be in writing and be delivered or mailed by registered or certified mail, return receipt requested:

(a)  to the Company, to:

Versant International, Inc.
Attention: Glen W. Carnes
74 N. Pecos Suite D
Henderson, NV   89074

With a copy, which shall not constitute notice, to:

Manderson, Schafer & McKinlay LLP
Attention: Lance A. McKinlay
4675 MacArthur Court, Suite 1200
Newport Beach, CA 92660
Fax: (949) 398-8320
Email: lmckinlay@mandersonllp.com; and

(b)  to Employee:

Any party may, by notice given as provided for above, designate a different address.  Any notice given hereunder shall be effective on the date of receipt.

13. Entire Agreement.  There are no oral representations, understanding or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement.  Execept as to any applicable provisions of the Asset Purchase Agreement, this Agreement supersedes all previous employment agreements between Employee and the Company and contains the final, complete and exclusive understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by subsequent written agreement entered into by both parties.

14. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

15. Applicable Law; Arbitration of Disputes. Any dispute in the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.  This Agreement shall be governed by and construed under the laws of the State of California.

16. Survival.   Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Employee under Sections 5 and 6 hereof.  The obligation of the under Section 3 hereof is expressly conditioned upon the Employee's continued full performance of obligations under Sections 5 and 6 hereof.

17. Construction.  This Agreement shall be deemed drafted equally by both the parties.  Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation.

[Signatures on following page]

                      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

MAMMA’S BEST, LLC

BY: VERSANT INTERNATIONAL, INC.
Its: Sole and Managing Member

Signed:________________________
Name: Glen W. Carnes
Title: Chief Executive Officer

[Signature page to Employment Agreement]